UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38905 (Commission File Number)	47-5231247 (IRS Employer Identification No.)

2850 Quarry Lake Drive, Suite 280 Baltimore, Maryland	21209
(Address of principal	(Zip Code)
executive offices)

(240) 399-4900

Registrant's telephone number, including area code:

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2026 NextCure, Inc. (the “Company”) determined that the employment of Dr. Udayan Guha, M.D., Ph.D., Chief Medical Officer and a named executive officer of the Company, will be terminated effective October 31, 2026, in contemplation of the pending merger of the Company and Avere Therapeutics, Inc (the “Merger”).

In connection with his departure, Dr. Guha entered into a severance agreement and release with the Company (the “Severance Agreement”). In exchange for a release of claims in favor of the Company, the Severance Agreement provides for severance benefits consistent with those provided for a termination without cause under Dr. Guha’s existing employment agreement, as described in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 24, 2026 (the “Employment Agreement”). Subject to and conditioned upon the occurrence of the closing of the Merger, the Severance Agreement provides for additional severance equal to the enhanced severance benefits for a termination without cause in relation to a change in control, as set forth in Dr. Guha’s Employment Agreement.

The Company and its Board of Directors thank Dr. Guha for his leadership at the Company and are grateful for his many valuable contributions during his tenure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November
Dated: October 30, 2026	NEXTCURE, INC.

	By:	/s/ Steven P. Cobourn
	Name:	Steven P. Cobourn
	Title:	Chief Financial Officer